Exhibit 10.1

2005 FHLBANK OF INDIANAPOLIS EXECUTIVE INCENTIVE COMPENSATION PLAN

Approved by Board of Directors October 15, 2004, and

Amended January 27, 2005

Martin L. Heger - President and CEO

Other Officers*:	Vincent A. Cera,	Brian K. Fike,	Milton J. Miller,
	Paul J. Weaver,	Jonathan R. West

MISSION GOALS	WEIGHTED VALUE	MINIMUM THRESHOLD	2005 PERFORMANCE TARGETS
1. ADVANCES
Increase in Average Total Advances (l)	25%	1.0%	6.0%

2. COMMUNITY INVESTMENT
CIP Advances Originated (2)	5%	$25 M	$100 M

3. PROFITABILITY
Potential Dividend over our Cost of Funds (3)	50%	150 B.P.	400 B.P.

4. MORTGAGE PURCHASE PROGRAM
MPP production (4)	20%	$.7 B	$2.8 B

5. SEC REGISTRATION (5)	—

2005 FEDERAL HOME LOAN BANK OF INDIANAPOLIS

EXECUTIVE INCENTIVE COMPENSATION PLAN

Approved by Board of Directors October 15, 2004. and

Amended January 27, 2005

Definitions:

(1)	Average annual advances for all members except Fifth Third Bank, Michigan; National City Bank, Indiana; National City Bank, Michigan/Illinois; and Standard Federal Bank (or the institution’s legal successor). Includes CIP advances. Advances number does not take into account SFAS 133 adjustments.

(2)	Newly-originated Community Investment Cash Advances, including CIP and other qualifying advances, provided in support of targeted projects as defined in 12 CFR Part 952 and the FHLBank Act.

(3)	Potential Dividend is defined as adjusted net income as a percentage of average total capital stock. Adjusted net income is adjusted (i) for the effects of current and prior period prepayments and debt extinguishments, (ii) to exclude mark to market adjustments and other effects from SFAS 133, and (iii) to exclude the effects from SFAS 150. Assumes no material change in investment authority under FHFB’s FMP, regulation, policy, or law.

(4)	Mortgage Purchase Program production will be the amount of all MDCs traded during 2005. Assumes no material change in MPP authority under FHFB’s FMP, regulation, policy, or law. If an adverse change in authority occurs the 20% weight will be reassigned equally to the goals of average advance growth (making it 35%) and profitability (making it 60%).

(5)	Deadline dates leading to SEC registration are as follows:	June 30, 2005	Form 10 filed with SEC

		August 29, 2005	SEC registration completed (If legislation, litigation or agency rulemaking delays or ends the SEC registration process, these dates may no longer be applicable).

For 2005, the Board of Directors acknowledges that SEC registration is a priority for the Bank. Pay-outs under this plan may be affected up or down, in the Board’s sole discretion, based on the performance of management in meeting the SEC registration requirements.

For performance results less than the stated threshold, there is no payout for that particular goal. For performance results greater than the stated threshold, the respective payout will be interpolated between zero and the maximum. The FHLBank’s Board of Directors may amend this plan at any time during or after the plan year for any reason, including without limitation, emergency or any unanticipated market conditions outside of management’s control. In the event a participant terminates employment during the plan year, he or she will not be eligible to receive incentive payments under the plan, unless the employee terminates because of death, disability, or scheduled retirement. In these cases or where the board otherwise determines the incentive payment is appropriate, the payment shall be made on a pro-rata monthly basis earned through the date of termination assuming a satisfactory or better job performance record up to the date of termination. The plan in its entirety is discretionary and may be discontinued by the board of directors at any time. It is not intended to create any vested rights to employees or their beneficiaries. This plan shall not be considered a contract and nothing in the plan shall be construed as providing participants any assurance of continued employment for any definite period of time, nor any assurance of current or future earnings. This plan shall not, in any manner, limit the Bank’s right to reduce or terminate compensation and/or employment at its will, with or without cause.

*	The maximum bonus opportunity for the President-CEO is 100% of base salary. For the participating senior officers identified on page 1, the maximum payout is 70% of base salary. For Cindy Konich, Vice President, Treasurer, Bruce Moore, Vice President, Tim Zapf, Vice President, Doug Iverson, and Steve Poynter, Vice President, Assistant Controller, the maximum payout is 35% of base salary.